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                    MORGAN STANLEY INVESTMENT ADVISORS INC.
                          1221 Avenue of the Americas
                            New York, New York 10020

                                        March 8, 2002

Active Assets Institutional Government Securities Trust
c/o Morgan Stanley Trust
Harborside Financial Center
Plaza Two
Jersey City, NJ  07311

Gentlemen:

         We are purchasing from you today 100,000 shares of your beneficial interest, of $0.01 par value, at a price of $1.00 per share, for an aggregate price of $100,000, to provide the initial capital you require pursuant to
Section 14 of the Investment Company Act of 1940 in order to make a public offering of your shares.

         We hereby represent that we are acquiring said shares for investment and not for distribution or resale to the public.

                                        Very truly yours,

                                        MORGAN STANLEY
                                        INVESTMENT ADVISORS INC.

                                        By:
                                            ------------------------
                                            Mitchell M. Merin
                                            President and
                                            Chief Executive Officer